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                                                             EXHIBIT (10)W.(i)


                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                             OF UJB FINANCIAL CORP.
                  (As Amended and Restated February 20, 1991)

1.  PURPOSE

    The Retirement Plan for Outside Directors of UJB Financial Corp., a New Jersey business corporation, (the "Plan") is designed to enhance UJB Financial Corp's ability to attract and retain competent and experienced Directors by providing retirement benefits for Directors of UJB Financial Corp. who retire after the Effective Date.

2.  DEFINITIONS

    Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for all purposes of this
    Plan:

    DIRECTOR means a member of the Board of Directors of UJB Financial Corp. on or after the Effective Date who is not an employee of UJB Financial Corp. on his or her date of death or retirement as a Director.

    BOARD SERVICE means service as a Director of UJB Financial Corp. both before and after the Effective Date; provided, however, that Board Service shall not include any period during which the Director was an employee of UJB Financial Corp. or any subsidiary thereof. Service on the Board of a subsidiary or a company which was merged into UJB Financial Corp. is not Board Service.

    RETAINER means the annual retainer paid to a Director as compensation for services as a Director of UJB Financial Corp., excluding committee or committee Chairman's retainers and any fees paid for attendance at meetings of the Board of Directors of UJB Financial Corp. or any committee of the Board of Directors.

    EFFECTIVE DATE means April 1, 1984.

3.  ELIGIBILITY

    Any Director who has completed five (5) or more years of Board Service, has not been removed for cause, attains the age of 65, and retires from the Board of Directors of UJB Financial Corp. on or after the Effective Date shall be eligible for retirement benefits as provided herein. The lawful spouse of any Director who completed five (5) or more years of Board Service and had not been removed for cause, but who died after April 20, 1988, but before the commencement of a Director's Retirement Benefit, shall be eligible for the Alternate Spousal Benefit.
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4.  DIRECTOR'S RETIREMENT BENEFIT

    The benefits payable to a Director hereunder shall be an amount equal to the highest Retainer in effect at any time during the two-year period immediately preceding the Director's retirement under the Plan. A Director may elect the method of payment, which may be paid monthly, quarterly or annually, but such method of payment shall be further subject to the approval of the Personnel Committee of the Board of Directors of UJB Financial Corp. Benefits shall commence as of the first day of the month after the last to occur of the following: (a) the date of adoption of this Plan by the Board of Directors; (b) the date the Director has attained his or her 65th birthday; or (c) the date of Directors' retirement under the Plan or death while serving as a Director, and shall be paid until the earliest of: (1) the later of the Director's death and the Director's spouse's death; (2) a period equal to the length of the Director's Board service; or (3) 120 monthly payments or 40 calendar quarters or 10 full years, whichever applies to the method of payment. Upon the death of a Director receiving a Director's retirement benefit, benefit payments shall be made to the Director's lawful spouse as set forth above but shall be further subject to the Personnel Committee's direction that such continued payments be paid under a different distribution method.

5.  ALTERNATE SPOUSAL BENEFIT

    The benefits payable to an eligible spouse of a deceased Director hereunder shall be an amount equal to the highest Retainer in effect at any time during the two-year period immediately preceding the earlier of the date of the Director's death or retirement under the Plan. Such spouse may elect the method of payment, which may be paid monthly, quarterly or annually, but such method of payment shall be further subject to the approval of the Personnel Committee of the Board of Directors of UJB Financial Corp. Benefits shall commence as of the first day of the month after the later to occur of the following: (a) April 20, 1988; or (b) the date of the Director's death, and shall be paid until the earliest of: (1) the Director's spouse death; (2) a period equal to the length of the Director's Board Service; or (3) 120 monthly payments or 40 calendar quarters or 10 full years, whichever applies to the method of payment.

6.  DISABILITY

    Notwithstanding Section 3, any Director who has completed five (5) or more years of Board Service, has not been removed for cause and becomes disabled shall be eligible for the retirement benefits provided in the Plan. Benefit payments shall be made to such Director in accordance with Section 4, except that (i) the date of reference to be used for determining the amount of benefits payable shall be the date of disability, and (ii) payment of benefits shall commence on the first day of the month following the date of disability. "Disabled" or "disability" for purposes of this Plan is hereby defined as an incapacity due to physical or mental illness or injury to fulfil the normal duties of a Director of UJB Financial Corp. for a period reasonably anticipated to be at least one year.
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7.  CHANGE IN CONTROL

    A "Change in Control" of UJB Financial Corp. shall be deemed to have occurred if there occurs a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person" (including as such term is used in Section 13(d) and 14(d) (2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty-three and one-third percent (33-1/3%) or more of the combined voting power of the company's outstanding securities then entitled to vote for the election of directors; (b) during any period of two
    (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof (excluding, for purposes of this calculation, any director who dies during such periods); (c) the Company shall meet the delisting criteria of the New York Stock Exchange or any successor exchange in respect of the number of publicly-held shares or the number of stockholders holding one hundred (100) shares or more; (d) the Board shall approve the sale of all or substantially all of the assets of the Company; or (e) the Board shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a), (b) or (c) above.

    Upon the occurrence of a Change in Control of UJB Financial Corp., and notwithstanding any other provisions of the Plan, a Director shall immediately become entitled to receive an annual benefit amount equal to the higher of (i) the Director's Retainer at the time of the Director's termination of Board Service, and (ii) the highest Retainer in effect at any time during the two-year period immediately preceding the Change in Control. Payment of benefits shall commence as of the first day of the month following the latest to occur of (i) the termination of the Director's Board Service, (ii) attainment of age 65, or (iii) any date designated by the Director at any time and from time to time following the adoption of this Section 7 but prior to a Change in Control of UJB Financial Corp., and shall continue in monthly, quarterly or annual installments, as selected in accordance with Section 4, for a period of years, up to a maximum of 10, equal to two times the number of years of Board Service completed by the Director.


8.  PROVISION OF BENEFITS

    All benefits payable hereunder shall be provided from the general assets of UJB Financial Corp. No Director or spouse shall acquire any interest in any specific assets of UJB Financial Corp. by reason of this Plan.


9.  AMENDMENT AND TERMINATION

    UJB Financial Corp. reserves the right to terminate this Plan or amend this Plan in any respect at any time, and any such amendment may be retroactive; provided, however, that no such termination or amendment may reduce the benefits of any Director who has previously retired hereunder or any spouse receiving benefits hereunder.
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10.  ADMINISTRATION

     This Plan shall be administered by the Personnel Committee of the Board of Directors of UJB Financial Corp. Such Committee's final decision, in making any determination or construction under this Plan and in exercising any discretionary power, shall in all instances be final and binding on all persons having or claiming any rights under this Plan.

11.  MISCELLANEOUS

     The adoption and maintenance of this Plan shall not constitute a contract between UJB Financial Corp. and any Director. Nothing herein contained shall be deemed to give any Director the right to be retained as a Director, nor shall it interfere with the Director's right to terminate his or her directorship at any time. No benefit payable hereunder shall be subject to alienation or assignment, except as otherwise provided by law.